Exhibit 99.1

WestRock Reports First Quarter Fiscal 2024 Results

ATLANTA--(BUSINESS WIRE)--February 1, 2024--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2023.

First Quarter Highlights and other notable items:

  Net sales of $4.6 billion; Corrugated Packaging segment sales increased 3.5% compared to the prior year quarter
  Global Paper containerboard shipments increased 21.9% compared to the prior year quarter
  Net loss of $22 million, Adjusted Net Income of $51 million; net loss included $66 million of restructuring and other costs, net
  Loss of $0.09 per diluted share (“EPS”) and earned $0.20 of Adjusted EPS
  Consolidated Adjusted EBITDA of $571 million
  Consumer Packaging Adjusted EBITDA margin increased 60 bps to 15.7%
  Achieved over $200 million in cost savings; expect to significantly exceed previously announced fiscal 2024 target of $300 to $400 million

“During the quarter, we grew external containerboard shipments, while we felt the impact of lower paperboard market demand,” said David B. Sewell, chief executive officer. “We continue to expect significantly improved demand in the second half of our fiscal year.

“We are continuing to deliver on, and we expect to significantly exceed, our cost savings targets. Our transformation initiatives have strengthened our portfolio, are increasing vertical integration and created significant operational efficiencies. With our broad portfolio of packaging solutions and self-help initiatives, we are well positioned to capitalize on the opportunities ahead.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2023 and 2022 (in millions):

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Net sales	$4,620.0	$4,923.1
Net (loss) income	$(22.4)	$45.3
Consolidated Adjusted EBITDA	$570.7	$652.1

The decline in net sales compared to the first quarter of fiscal 2023 was driven primarily by a $205 million, or 18.3%, decrease in Global Paper segment sales and a $156 million, or 12.8%, decrease in Consumer Packaging sales. These reductions include the impact of prior year mill and interior partition divestitures. These items were partially offset by an $83 million, or 3.5%, increase in Corrugated Packaging segment sales. The increase in Corrugated Packaging segment sales in the current year quarter includes a full quarter of operations of the Company’s former joint venture in Mexico that were acquired in December 2022 (“Mexico Acquisition”).

Net income declined in the first quarter of fiscal 2024 compared to the prior year quarter primarily due to lower selling price/mix, the impact of increased economic downtime and prior year mill closures, lower volumes excluding the Mexico Acquisition and higher restructuring and other costs, net. These costs were partially offset by increased cost savings and the additional two months of contribution from the Mexico Acquisition.

Net income in the prior year quarter was also impacted by the Mahrt mill work stoppage and a non-cash loss related to the Mexico Acquisition that were partially offset by a gain on foreign currency exchange contract derivatives entered into in anticipation of the Mexico Acquisition and a gain on sale of two URB mills. See Reconciliations of Adjusted Net Income on page 12 for more information.

Consolidated Adjusted EBITDA decreased $81 million, or 12.5%, compared to the first quarter of fiscal 2023, primarily due to lower Global Paper and Consumer Packaging segment Adjusted EBITDA, as well as higher corporate non-allocated expenses.

Additional information about the changes in segment sales and Adjusted EBITDA by segment is included below.

Restructuring and Other Costs, Net

Restructuring and other costs, net during the first quarter of fiscal 2024 were $66 million. The charges were primarily for severance associated with converting plant closures and ongoing costs related to previously closed operations.

Cash Flow Activities

Net cash provided by operating activities was $275 million in the first quarter of fiscal 2024 compared to $266 million in the prior year quarter.

Total debt was $8.7 billion at December 31, 2023, and Adjusted Net Debt was $8.1 billion. The Company had approximately $3.4 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at December 31, 2023.

During the first quarter of fiscal 2024, WestRock invested $247 million in capital expenditures and returned $78 million in capital to stockholders in dividend payments.

Segment Results

WestRock’s segment performance for the three months ended December 31, 2023 and 2022 was as follows (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Segment sales	$2,419.9	$2,337.4
Adjusted EBITDA	$327.8	$329.4
Adjusted EBITDA Margin	13.5%	14.1%

Corrugated Packaging segment sales increased primarily due to the additional two months of sales from the Mexico Acquisition that were partially offset by lower selling price/mix and lower volumes excluding the Mexico Acquisition. In addition, the first quarter of fiscal 2024 included $42 million of segment sales for certain converting operations that were included in the Consumer Packaging segment in the prior year period.

Corrugated Packaging Adjusted EBITDA decreased primarily due to the margin impact of lower selling price/mix that was partially offset by increased cost savings, the incremental two months of contribution from the Mexico Acquisition, the net impact of lower economic downtime and prior year mill closures and net cost deflation, each as compared to the prior year period. Corrugated Packaging Adjusted EBITDA margin was 13.5% and Adjusted EBITDA margin excluding trade sales was 14.0%.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Segment sales	$1,059.3	$1,215.0
Adjusted EBITDA	$166.2	$183.3
Adjusted EBITDA Margin	15.7%	15.1%

Consumer Packaging segment sales decreased primarily due to lower volumes and the prior year divestiture of our interior partition operations. In addition, the first quarter of fiscal 2023 included $38 million of segment sales for certain converting operations now included in the Corrugated Packaging segment. These items were partially offset by higher selling price/mix and the favorable impact of foreign currency.

Consumer Packaging Adjusted EBITDA decreased primarily due to lower volumes, the impact of increased economic downtime, net cost inflation and the prior year divestiture of our interior partition operations. In addition, the first quarter of fiscal 2023 included $4 million of Adjusted EBITDA for certain converting operations now included in the Corrugated Packaging segment. These items were largely offset by increased cost savings and the margin impact from higher selling price/mix, each as compared to the prior year period. Consumer Packaging Adjusted EBITDA margin was 15.7%.

Global Paper Segment

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Segment sales	$918.3	$1,123.6
Adjusted EBITDA	$118.4	$157.3
Adjusted EBITDA Margin	12.9%	14.0%

Global Paper segment sales decreased primarily due to lower selling price/mix, lower volumes and the impact of prior year divested mill operations. Additionally, segment sales are lower than the prior year period because sales to the operations acquired in the Mexico Acquisition were eliminated for a full quarter in the current year period compared to only one month in the prior year quarter.

Global Paper Adjusted EBITDA decreased primarily due to the margin impact of lower selling price/mix, the impact of increased economic downtime and prior year mill closures, the impact of prior year divested mill operations and lower volumes, which were partially offset by increased cost savings, net cost deflation and lower planned maintenance downtime, each as compared to the prior year period. Global Paper Adjusted EBITDA margin was 12.9%.

Distribution Segment

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Segment sales	$289.7	$321.5
Adjusted EBITDA	$9.0	$10.8
Adjusted EBITDA Margin	3.1%	3.4%

Distribution segment sales decreased primarily due to lower volumes that were partially offset by higher selling price/mix.

Distribution Adjusted EBITDA decreased primarily due to lower volumes and increased cost inflation, which were partially offset by increased cost savings and the margin impact of higher selling price/mix, each as compared to the prior year period.

Conference Call and Financial Guidance for Subsequent Periods

Due to the proposed business combination with Smurfit Kappa Group plc to create a global leader in sustainable packaging (the “Transaction”), WestRock will not host a conference call to discuss its financial results for the fiscal first quarter ended December 31, 2023. A slide presentation and other relevant financial and statistical information along with this release, can be accessed at ir.westrock.com.

Preparations for the Transaction, including regulatory submissions, are currently underway, and WestRock now expects the Transaction to close in early July 2024. To avoid a delay in this anticipated timeline caused by the inclusion of financial guidance after the second fiscal quarter in certain of those submissions, WestRock does not intend to provide such guidance for subsequent periods.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential," “commit,” and "forecast," and other words, terms and phrases of similar meaning or refer to future time periods. Forward-looking statements involve estimates, expectations, projections, goals, targets, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including operational and financial effects from the Mexico Acquisition, and divestitures; business disruptions, including from the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, or public health crises; failure to respond to changing customer preferences and to protect our intellectual property; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from information security incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate and retain qualified personnel, including as a result of the proposed Transaction; risks associated with sustainability and climate change, including our ability to achieve our sustainability targets and commitments and realize climate-related opportunities on announced timelines or at all; our inability to successfully identify and make performance improvements and deliver cost savings and risks associated with completing strategic projects on anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to the proposed Transaction, including our ability to complete the Transaction on the anticipated timeline, or at all, restrictions imposed on our business under the Transaction, disruptions to our business while the proposed Transaction is pending, the impact of management’s time and attention being focused on consummation of the proposed Transaction, costs associated with the proposed Transaction, and integration difficulties; risks related to our indebtedness, including increases in interest rates; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter); and additional impairment charges. Such risks and other factors that may impact forward-looking statements are discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including in Item 1A “Risk Factors”, as well as in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2023	2022

Net sales	$4,620.0	$4,923.1
Cost of goods sold	3,861.2	4,157.1
Gross profit	758.8	766.0
Selling, general and administrative expense excluding intangible amortization	527.1	479.1
Selling, general and administrative intangible amortization expense	82.0	86.6
Restructuring and other costs, net	65.5	32.1
Operating profit	84.2	168.2
Interest expense, net	(101.4)	(97.3)
Pension and other postretirement non-service income (cost)	0.2	(5.0)
Other (expense) income, net	(4.7)	25.2
Equity in income (loss) of unconsolidated entities	4.2	(36.0)
Gain on sale of RTS and Chattanooga	0.5	-
(Loss) income before income taxes	(17.0)	55.1
Income tax expense	(5.7)	(8.3)
Consolidated net (loss) income	(22.7)	46.8
Less: Net loss (income) attributable to noncontrolling interests	0.3	(1.5)
Net (loss) income attributable to common stockholders	$(22.4)	$45.3

Computation of diluted earnings per share (in millions, except per share data):

Net (loss) income attributable to common stockholders	$(22.4)	$45.3

Diluted weighted average shares outstanding	257.0	256.7

Diluted (loss) earnings per share	$(0.09)	$0.18

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2023	2022
Net sales:
Corrugated Packaging	$2,419.9	$2,337.4
Consumer Packaging	1,059.3	1,215.0
Global Paper	918.3	1,123.6
Distribution	289.7	321.5
Intersegment Eliminations	(67.2)	(74.4)
Total	$4,620.0	$4,923.1

Adjusted EBITDA:
Corrugated Packaging	$327.8	$329.4
Consumer Packaging	166.2	183.3
Global Paper	118.4	157.3
Distribution	9.0	10.8
Total	621.4	680.8

Depreciation, depletion and amortization	(381.8)	(373.2)
Restructuring and other costs, net	(65.5)	(32.1)
Non-allocated expenses	(50.7)	(28.7)
Interest expense, net	(101.4)	(97.3)
Other (expense) income, net	(4.7)	25.2
Gain on sale of RTS and Chattanooga	0.5	-
Other adjustments	(34.8)	(119.6)
(Loss) income before income taxes	$(17.0)	$55.1

Depreciation, depletion and amortization:
Corrugated Packaging	$205.3	$192.2
Consumer Packaging	86.5	84.1
Global Paper	81.1	89.1
Distribution	7.3	6.9
Corporate	1.6	0.9
Total	$381.8	$373.2

Other adjustments:
Corrugated Packaging	$5.1	$49.8
Consumer Packaging	3.6	31.6
Global Paper	1.5	17.5
Distribution	(0.3)	-
Corporate	24.9	20.7
Total	$34.8	$119.6

WestRock Company
Consolidated Statements of Cash Flows
In millions (unaudited)

	Three Months Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Consolidated net (loss) income	$(22.7)	$46.8
Adjustments to reconcile consolidated net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	381.8	373.2
Deferred income tax benefit	(23.3)	(19.5)
Share-based compensation expense	7.3	9.6
Pension and other postretirement cost (income), net of contributions	0.5	3.6
Cash surrender value increase in excess of premiums paid	(17.4)	(13.1)
Equity in (income) loss of unconsolidated entities	(4.2)	36.0
Gain on sale of RTS and Chattanooga	(0.5)	-
Gain on sale of other businesses	-	(11.1)
Other impairment adjustments	(4.8)	(0.7)
Gain on disposal of assets, net	(2.3)	(1.7)
Other, net	(2.0)	0.7
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	181.5	284.9
Inventories	(25.7)	(53.8)
Other assets	(73.5)	(64.3)
Accounts payable	(23.5)	(113.9)
Income taxes	10.8	0.2
Accrued liabilities and other	(107.0)	(211.0)
Net cash provided by operating activities	275.0	265.9

Investing activities:
Capital expenditures	(247.3)	(282.2)
Cash paid for purchase of businesses, net of cash acquired	-	(853.5)
Proceeds from settlement of Timber Note related to SPEs	860.0	-
Proceeds from corporate owned life insurance	3.1	2.2
Proceeds from sale of other businesses	0.5	25.9
Proceeds from sale of unconsolidated entities	1.0	-
Proceeds from currency forward contracts	-	23.2
Proceeds from sale of property, plant and equipment	8.3	4.5
Other, net	(0.2)	(0.3)
Net cash provided by (used for) investing activities	625.4	(1,080.2)

Financing activities:
Additions to revolving credit facilities	-	20.8
Repayments of revolving credit facilities	-	(126.9)
Additions to debt	102.3	1,527.9
Repayments of debt	(35.0)	(648.8)
Changes in commercial paper, net	(34.7)	301.5
Other debt additions (repayments), net	16.5	(23.6)
Repayment of Timber Loan related to SPEs	(774.0)	-
Cash dividends paid to stockholders	(77.6)	(70.0)
Other, net	(1.5)	2.0
Net cash (used for) provided by financing activities	(804.0)	982.9
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(1.7)	(5.7)
Changes in cash and cash equivalents, and restricted cash in assets held-for-sale	-	(7.9)
Increase in cash and cash equivalents and restricted cash	94.7	155.0
Cash and cash equivalents, and restricted cash at beginning of period	393.4	260.2
Cash and cash equivalents, and restricted cash at end of period	$488.1	$415.2

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$19.3	$28.6
Interest, net of amounts capitalized	$93.2	$68.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$488.1	$393.4
Accounts receivable (net of allowances of $58.6 and $60.2)	2,439.9	2,591.9
Inventories	2,391.3	2,331.5
Other current assets (amount related to SPEs of $0 and $862.1)	739.2	1,584.8
Assets held for sale	87.6	91.5
Total current assets	6,146.1	6,993.1
Property, plant and equipment, net	11,230.2	11,063.2
Goodwill	4,270.2	4,248.7
Intangibles, net	2,507.3	2,576.2
Prepaid pension asset	629.5	618.3
Other noncurrent assets (amount related to SPEs of $383.5 and $382.7)	1,962.9	1,944.2
Total Assets	$26,746.2	$27,443.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$462.3	$533.0
Accounts payable	2,159.2	2,123.9
Accrued compensation and benefits	415.4	524.9
Other current liabilities (amount related to SPEs of $0 and $776.7)	931.9	1,737.6
Total current liabilities	3,968.8	4,919.4
Long-term debt due after one year	8,235.9	8,050.9
Pension liabilities, net of current portion	194.7	191.2
Postretirement medical liabilities, net of current portion	100.9	99.1
Deferred income taxes	2,254.4	2,433.2
Other noncurrent liabilities (amount related to SPEs of $330.7 and $330.2)	1,826.9	1,652.2
Total stockholders' equity	10,147.8	10,080.7
Noncontrolling interests	16.8	17.0
Total Equity	10,164.6	10,097.7
Total Liabilities and Equity	$26,746.2	$27,443.7

Definitions, Non-GAAP Financial Measures and Reconciliations

We calculate cost savings as the year-over-year change in certain costs incurred for manufacturing, procurement, logistics, and selling, general and administrative, in each case excluding the impact of economic downtime and inflation. Cost savings achieved to date may not recur in future periods, and estimates of future savings are subject to change.

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide additional meaningful financial information that may be relevant when assessing our ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA,” along with other measures such as “Adjusted EBITDA” (a measure of performance the Company uses to evaluate segment results in accordance with Accounting Standards Codification 280 (“ASC 280”)), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” is “Net (loss) income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses.” Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, net, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods.

Adjusted EBITDA, a measure of segment performance in accordance with ASC 280, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: restructuring and other costs, net, non-allocated expenses, interest expense, net, other (expense) income, net, gain on sale of RTS and Chattanooga and other adjustments - each as outlined in the table on page 7 (“Adjusted EBITDA”). The composition of Adjusted EBITDA is not addressed or prescribed by GAAP.

Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margin, excluding trade sales.” Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales.” Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin.” “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is a profitability measure in accordance with ASC 280, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, net, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information in making financial, operating and planning decisions and when evaluating WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net (loss) income attributable to common stockholders and (Loss) earnings per diluted share, respectively.

Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. Management believes “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, as well as fair value of debt step-up included in Total Debt that is not subject to debt repayment. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is the sum of the current portion of debt and long-term debt due after one year.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages and dollars per share).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022

Net (loss) income attributable to common stockholders	$(22.4)	$45.3
Adjustments: (1)
Less: Net (loss) income attributable to noncontrolling interests	(0.3)	1.5
Income tax expense	5.7	8.3
Other expense (income), net	4.7	(25.2)
Interest expense, net	101.4	97.3
Restructuring and other costs, net	65.5	32.1
Gain on sale of RTS and Chattanooga	(0.5)	-
Depreciation, depletion and amortization	381.8	373.2
Other adjustments	34.8	119.6
Consolidated Adjusted EBITDA	$570.7	$652.1
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended December 31, 2023

	Pre-Tax	Tax	Net of Tax
As reported (1)	$(17.0)	$(5.7)	$(22.7)
Restructuring and other costs, net	65.5	(16.2)	49.3
Business systems transformation costs (2)	24.9	(6.1)	18.8
Losses at closed facilities (2)	10.4	(2.5)	7.9
Accelerated depreciation on certain
consolidated facilities	2.0	(0.5)	1.5
Work stoppages (2)	1.8	(0.5)	1.3
Gain on sale of airplane	(6.2)	1.5	(4.7)
Gain on sale of unconsolidated entities, net (2)	(1.0)	0.2	(0.8)
Gain on sale of RTS and Chattanooga	(0.5)	0.2	(0.3)
Other	0.3	(0.1)	0.2
Adjusted Results	$80.2	$(29.7)	$50.5
Noncontrolling interests			0.3
Adjusted Net Income			$50.8
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes", "Income tax expense" and "Consolidated net (loss) income", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 7. The “Losses at closed facilities” line includes $1.3 million of depreciation and amortization.

	Three Months Ended December 31, 2022

	Pre-Tax	Tax	Net of Tax
As reported (1)	$55.1	$(8.3)	$46.8
Work stoppages (2)	41.6	(10.2)	31.4
Loss on consolidation of previously held equity
method investment net of deferred taxes (2) (3)	46.8	(22.2)	24.6
Restructuring and other costs	32.1	(7.8)	24.3
Business systems transformation costs (2)	20.2	(4.9)	15.3
Acquisition accounting inventory related adjustments (2)	8.5	(2.1)	6.4
Losses at closed facilities (2)	2.5	(0.5)	2.0
Gain on sale of two uncoated recycled
paperboard mills	(11.1)	2.8	(8.3)
Other (2)	0.5	(0.1)	0.4
Adjusted Results	$196.2	$(53.3)	$142.9
Noncontrolling interests			(1.5)
Adjusted Net Income			$141.4
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "(Loss) income before income taxes", "Income tax expense" and "Consolidated net (loss) income", respectively, as reported on the Consolidated Statements of Operations.

(2)	These footnoted items are the “Other adjustments” reported in the Segment Information table on page 7. The “Losses at closed facilities” line includes $0.5 million of depreciation and amortization.
(3)

This item is the Mexico Acquisition non-cash loss primarily related to the non-cash write-off of prior foreign currency translation adjustments recorded in accumulated other comprehensive loss, as well as the difference between the fair value of the consideration paid and the carrying value of our prior ownership interest.

Reconciliations of Adjusted Earnings Per Diluted Share

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022
(Loss) earnings per diluted share	$(0.09)	$0.18
Restructuring and other costs, net	0.19	0.10
Business systems transformation costs	0.07	0.06
Losses at closed facilities	0.03	0.01
Accelerated depreciation on certain
consolidated facilities	0.01	-
Work stoppage costs	0.01	0.12
Loss on consolidation of previously held equity
method investment net of deferred taxes	-	0.09
Acquisition accounting inventory related
adjustments	-	0.02
Gain on sale of airplane	(0.02)	-
Gain on sale of two uncoated recycled
paperboard mills	-	(0.03)
Adjusted Earnings Per Diluted Share	$0.20	$0.55

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margin, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2023	Dec. 31, 2022
Segment sales	$2,419.9	$2,337.4
Less: Trade Sales	(86.5)	(65.0)
Adjusted Segment Sales	$2,333.4	$2,272.4

Adjusted EBITDA	$327.8	$329.4

Adjusted EBITDA Margin	13.5%	14.1%

Adjusted EBITDA Margin, excluding Trade Sales	14.0%	14.5%

Reconciliation of Total Debt to Adjusted Net Debt

Dec. 31, 2023
Current portion of debt	$462.3
Long-term debt due after one year	8,235.9
Total debt	8,698.2
Less: Cash and cash equivalents	(488.1)
Less: Fair value of debt step-up	(152.2)
Adjusted Net Debt	$8,057.9

Contacts

Investors:
Robert Quartaro, 470-328-6979
Vice President, Investor Relations
robert.quartaro@westrock.com

Media:
Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com